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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

AVI BIOPHARMA, INC.
(Exact name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-22613 (Commission File Number)	93-0797222 (I.R.S. Employer Identification No.)

One SW Columbia, Suite 1105
Portland, Oregon 97258
(503) 227-0554
(Address, including zip code, and telephone number,
including area code, of principal executive offices)

Item 5. Other Events and Required FD Disclosure.

        On July 16, 2003, AVI BioPharma, Inc. ("AVI") issued a press release announcing that it had signed an Agreement and Plan of Merger (the "Merger Agreement") by and among AVI, Elk Acquisition, Inc. ("Elk Acquisition"), a wholly owned subsidiary of AVI, and eXegenics, Inc. ("eXegenics"), pursuant to which AVI has agreed to acquire eXegenics in a stock-for-stock transaction. A copy of the press release is file as Exhibit 99.1 hereto and incorporated herein by reference. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

        Under the terms of the Merger Agreement, Elk Acquisition will first commence an exchange offer (the "Offer") in which it will offer to exchange 0.103 of a share of AVI common stock for each outstanding share of eXegenics common stock, and 0.155 of a share of AVI common stock for each outstanding share of eXegenics preferred stock. The consummation of the Offer is subject to various conditions, including the tender of at least a majority of the shares of eXegenics capital stock in the Offer. Following the completion of the Offer and the satisfaction or waiver of certain other conditions, Elk Acquisition will be merged with and into eXegenics (the "Merger") with eXegenics being the surviving corporation. In the Merger, each outstanding share of eXegenics common stock and preferred stock will be converted into the right to receive the same consideration as paid to those stockholders who tendered their shares of eXegenics common stock and preferred stock in the Offer.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.
2.1	Agreement and Plan of Merger, dated as of July 16, 2003, among AVI, Elk Acquisition and eXegenics (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of eXegenics filed on July 16, 2003).
99.1	Press Release of AVI BioPharma, Inc., dated July 16, 2003 (incorporated herein by reference to AVI's Form 425 filed on July 16, 2003).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVI BIOPHARMA, INC.
Date: July 16, 2003
	By:	/s/ ALAN TIMMINS Alan Timmins President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 16, 2003, among AVI, Elk Acquisition and eXegenics (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of eXegenics filed on July 16, 2003).
99.1	Press Release of AVI BioPharma, Inc., dated July 16, 2003 (incorporated herein by reference to AVI's Form 425 filed on July 16, 2003).

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX